Ex 4.8

                                  $150,000.00

              5.00% UNSECURED SUBORDINATED CONVERTIBLE DEBENTURE

                              Due April 30, 2007

                             CEDARA SOFTWARE CORP.

                                      and

                     NATIONAL BANK FINANCIAL in trust for

                         628088 BRITISH COLUMBIA LTD.

                                (the "Holder")

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                        Effective as of April 30, 2002

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                               STIKEMAN ELLIOTT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE DEBENTURE HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSONS" ARE DEFINED BY REGULATION "S" UNDER THE U.S. SECURITIES ACT.

                             Cedara Software Corp.

          Incorporated under the Business Corporations Act (Ontario)

              5.00% Unsecured Subordinated Convertible Debenture

                              Due April 30, 2007

         CEDARA SOFTWARE CORP. (the "Corporation") for value received hereby promises to pay to National Bank Financial in trust for 628088 British Columbia Ltd. (the "Holder") on April 30, 2007, or such earlier date as the Principal Sum hereof may become due, subject to and in accordance with the terms, conditions and provisions of Schedule "A" attached hereto and forming a part hereof, on presentation and surrender of this Debenture, the sum of $150,000.00 in lawful money of Canada, or at such other times as set out in Schedule "A", at the offices of the Holder at 6509 Airport Road, Mississauga, Ontario, L4V 1S7, (or such other place or in such other manner as is herein provided) and to pay interest on the Principal Sum outstanding hereunder at such time, or at such other times as set out in Schedule "A", at the rate of 5.00% per annum from the date of issue until full and final payment and discharge hereof, or until conversion or redemption of this Debenture on the terms set out in Schedule "A". Interest accruing hereunder shall be calculated daily on the basis of a 365 day year and shall be due and payable semi-annually in arrears on June 30 and December 31 in each year, the first such payment to fall due on June 30, 2002. Any amount of interest not paid when due (including overdue and unpaid interest), and all interest calculated after maturity, default and judgement, shall bear interest at the same rate per annum, 5.00%, be calculated daily, and be compounded on the last Business Day of each calendar month, and shall be paid without the necessity of any demand being made. The theory of deemed reinvestment shall not apply to the calculation of interest or the payment of other amounts hereunder.

         This Debenture is issued upon the terms and conditions, including redemption and conversion, as are set out in Schedule "A" hereto, and the terms, conditions and provisions contained in Schedule "A", including its appendices are incorporated herein and constitute a part hereof. Unless the context otherwise requires, capitalized expressions herein shall have the meaning ascribed to them in Schedule "A" hereto.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Debenture to be signed as of April 30, 2002.

                                      CEDARA SOFTWARE CORP.

                                      By:  /s/ MICHAEL GREENBERG
                                           -----------------------------------
                                            Name: Michael Greenberg
                                            Title: Chief Executive Officer

                                      By:  /s/ FRASER SINCLAIR
                                           -----------------------------------
                                            Name: Fraser Sinclair
                                            Title: Chief Financial Officer

                                 SCHEDULE "A"

         The following conditions are applicable to 5.00% Unsecured Subordinated Convertible Debentures, due April 30, 2007, of Cedara Software Corp.

                                  ARTICLE 1

                                INTERPRETATION

Section 1.1       Definitions.

         In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

         "acting jointly or in concert" has the meaning ascribed to that expression in the Securities Act (Ontario), as now in effect;

         "Adjustment Period" means the period from and including the date hereof up to and including the Expiry Date;

         "Affiliate" has the meaning ascribed thereto in Section 1(1) of the Business Corporations Act (Ontario), as now in effect;

         "Applicable Canadian Securities Laws" means all applicable securities, corporate and related laws, rules, regulations, and the notices and policies of the Securities Commissions in which the Corporation is a "reporting issuer" or has similar status;

         "Applicable Laws" means, in relation to any Person, property, transaction or event, all applicable provisions, whether now or hereafter in effect (or mandatory applicable provisions, if so specified) of federal, provincial, state or local laws, statutes, rules, regulations, official directives and orders of all Governmental Authorities (whether or not having the force of law) and all judgements, orders and decisions of all Governmental Authorities in which the Person in question is a party or by which it is bound or having application to the Person, property, transaction or event;

         "Applicable Securities Laws" means Applicable Canadian Securities Laws together with Applicable U.S. Securities Laws;

         "Applicable U.S. Securities Laws" means all applicable United States Federal and state securities laws, rules, regulations, notices and policies;

         "Associate" has the meaning ascribed thereto in Section 1(1) of the Business Corporations Act (Ontario), as now in effect;

         "Business Day" means a day (other than a Saturday, Sunday or statutory holiday) on which banks are generally open for business in the City of Toronto, Ontario;

         "Common Shares" means, subject adjustment by application of Article 7, fully paid and non-assessable common shares of the Corporation as presently constituted;

         "Common Share Redemption Price" has the meaning set forth in Section
         6.6;

         "Conversion Date" means the date on which this Debenture, or any portion thereof, is surrendered by the Holder for conversion as specified in Article 4;

         "Conversion Price" means $2.50 per Common Share, or 400 Common Shares per $1,000 of Principal Sum, subject to adjustment in accordance with the provisions of Article 7, in which case it shall mean the adjusted price in effect at such time after such adjustment;

         "Conversion Right" means the right of the Holder to convert any or all of the Principal Sum into Common Shares at the Conversion Price pursuant to Article 4;

         "Corporation" means Cedara Software Corp.;

         "Corporation's Auditors" means, currently, KPMG LLP, or such other firm of independent chartered accountants as may be duly appointed as auditors of the Corporation;

         "Counsel" means a barrister or solicitor or a firm of barristers or solicitors or other legal counsel advising the Corporation or the Holder;

         "Debenture" or "Debentures" means this 5.00% unsecured subordinated convertible debenture, or the class of 5.00% unsecured subordinated convertible debentures as the context requires, of the Corporation;

         "Debenture Holder's Agreement" means the agreement, dated the Debenture Issue Date, required to be executed by the Holder, the form of which is attached hereto as Appendix 2;

         "Debenture Issue Date" means April 30, 2002;

         "Default" means any event or circumstance which, with the giving of notice of lapse of time or otherwise, would constitute an Event of Default;

         "Director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

         "Event of Default" means any event specified in Article 9, which has not been waived, cured or remedied;

         "Expiry Date" means 5:00 p.m. on April 30, 2007;

         "Extraordinary Resolution" has the meaning set forth in Section 14.12 and Section 14.15;

         "Fiscal Year" means the Corporation's fiscal year which at present commences on July 1 of each year and ends on June 30 of the following year;

         "Forced Conversion Date" means the date set forth in Section 5.1(3)(d);

         "Forced Conversion Price" means the product of two (2) multiplied by the Conversion Price (subject to adjustment in accordance with Article 7, in which case it shall mean the adjusted price in effect at such time);

         "Forced Conversion Right" has the meaning set forth in Section 5.1;

         "GAAP" means generally accepted accounting principles as may be described from time to time in the Canadian Institute of Chartered Accountants Handbook and other principal sources recognized from time to time by the Canadian Institute of Chartered Accountants, applied on a consistent basis;

         "Governmental Authority" means any Canadian or U.S. federal, state, provincial, county, local or municipal government; any governmental body, agency, authority, board, bureau, department or commission (including any taxing authority) or any instrumentality or office of any of the foregoing (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions or any Person directly or indirectly controlled by any of the foregoing;

         "Governmental Declaration" means an authorization, consent, approval, waiver, order, decree, licence, exemption, permit, registration, filing, qualification or declaration of or with any Government Authority or the giving of notice by any Governmental Authority or any other action in respect of a Governmental Authority;

         "Holder" means the Person from time to time registered as the holder of this Debenture and "Holders" means all of the Debentureholders referred to in the Debenture Holder's Agreement;

         "including" means including, without limitation, and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it, and "includes" shall be construed in a like manner;

         "Indebtedness" means all present and future obligations, indebtedness, liabilities, covenants, agreements and undertakings of the Corporation howsoever arising, whether direct or indirect, secured or unsecured, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Corporation be bound alone or with others and whether as principal or surety, including all interest, fees, expenses, indemnities and costs;

         "Interest" means the interest from time to time calculated and payable pursuant to Article 2;

         "Interest Payment Date" means June 30 and December 31, provided each such day is a Business Day, and if not, the next day that is a Business Day, and continuing for so long as any Principal Sum of this Debenture is outstanding and shall include the Maturity Date or date of redemption, conversion or purchase for cancellation, as applicable, provided that in the event that:

         (a) all or any part of the Principal Sum is partially or totally repaid, whether in cash or by issuing Common Shares, at any time other than on June 30 or December 31, then the date upon which such partial or total prepayment occurs shall be an Interest Payment Date in respect of the amount of such Principal Sum so prepaid;

         "Interest Period" means:

         (a) the period beginning on (and including) the Debenture Issue Date and ending on June 30, 2002;

         (b) thereafter, successive periods (i) beginning on (and including) July 1, and ending on (and including) December 31, and (ii) beginning on (and including) January 1, and ending on (and including) June 30, as applicable; and

         (c) if applicable, after the Maturity Date, the period beginning on (and including) the Maturity Date and ending on (and including) the last day of each calendar month and thereafter beginning on (and including) the first day of each calendar month and ending on (and including) the last day of each calendar month; and

         (d) if applicable, where Interest is paid other than on June 30, December 31, or the Maturity Date, the period commencing on (and including) the day after the last Interest Payment Date and ending on (and including) such other day where Interest is paid;

         "Interest Rate" means a rate of interest of five per cent (5.00%) per annum calculated on the basis of a 365 day year;

         "Maturity Date" means the earlier of April 30, 2007 and the date on which the Principal Sum is declared, or deemed to be, due and owing as a result of an Event of Default;

         "Meeting Request" means a written notice given to the Corporation and signed by Holders of Debentures representing no less than 30% of the then outstanding Principal Sums requesting that the Corporation call a meeting of Holders of Debentures for the purpose(s) set out in such written notice;

         "Obligations" means all of the present and future obligations, liabilities, indebtedness, covenants and agreements, direct or indirect, absolute or contingent, matured or not, extended or renewed, of the Corporation to the Holder under this Debenture, including Interest, Interest on overdue and unpaid Interest, fees, costs, expenses and indemnities and "Obligation" means any of them;

         "Payment Account" means the account of the Holder as the Holder may from time to time advise the Corporation in writing;

         "Person" means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body of Persons or association and the heirs, executors, administrators or other legal representatives of an individual;

         "Principal Sum" means $150,000.00 or such lesser Principal Sum as is owing under this Debenture from time to time;

         "Receiver" means any receiver, manager, or receiver and manager whether appointed by the Holder under this Debenture or by a court pursuant to Applicable Law and any nominee of the Holder or any other Person that is appointed by the Holder to exercise all or any of the powers, rights, benefits and discretion of the Holder under this Debenture;

         "Redemption Amount" means, in respect of any redemption of this Debenture pursuant to Article 6, the Principal Sum to be redeemed, together with accrued and unpaid Interest on the Principal Sum so redeemed and all other amounts then payable by the Corporation to the Holder hereunder to the date fixed for redemption;

         "Redemption Date" means the date set forth by the Corporation on the notice given under Section 6.2 for repayment of the Redemption Amount;

         "Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in the Provinces of Canada in which the Corporation is or becomes a "reporting issuer" or has similar status;

         "Senior Indebtedness" has the meaning set forth in Section 3.1(1);

         "Shareholder" means a holder of record of one or more Common Shares;

         "Subordinated Indebtedness" has the meaning set forth in
         Section 3.1(2);

         "Tax" means all present and future taxes, rates, levies, imposts, assessments, dues, government fees, stamp taxes, deductions, charges or withholdings, and all indebtedness with respect thereto, and any interest, additions to tax and penalties imposed with respect thereto, excluding, with respect to the Holder, taxes imposed on its income or capital and franchise taxes imposed on it by any taxation authority;

         "Trading Day" means, a (i) day on which The Toronto Stock Exchange or, if on such day the Common Shares are not listed on The Toronto Stock Exchange, on such other exchange or over-the counter market upon which such shares are listed, or traded, and as selected by the Directors, is open for the transaction of business, and (ii) upon which at least one (1) trade in such shares occurs;

         "Twenty Day Weighted Average Trading Price" means, at any date, for the twenty (20) consecutive Trading Day period ending immediately prior to such date, if the Common Shares are listed on the TSE, the quotient resulting from dividing a fraction, (x) the numerator of which is determined by adding together the dollar trading values for the Common Shares for each such Trading Day, as provided by the TSE, and (y) the denominator of which is the aggregate number of Common Shares traded on the TSE during such twenty (20) consecutive Trading Day period, OR if the Common Shares shall not be listed on the TSE at such time, a similar calculation shall be applicable provided that the other stock exchange or over-the-counter market upon which the Common Shares then trade, as selected by the Directors for this purpose, can readily provide the information relating to the dollar trading values, failing which the "Twenty Day Weighted Average Trading Price" shall equal the quotient resulting from dividing a fraction, (a) the numerator of which shall be determined by adding together the twenty (20) products resulting from multiplying, for each such Trading Day, the closing price of the Common Shares on such other stock exchange or over-the-counter market selected by the Directors for this purpose by the number of Common Shares traded on such other stock exchange or over-the-counter market on each such Trading Day, and (b) the denominator of which is the aggregate number of Common Shares traded during such twenty (20) consecutive Trading Day period on such other stock exchange or over-the-counter market.

         "TSE" means The Toronto Stock Exchange;

         "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

         "United States" and "U.S. Person" have the meaning given to such terms under Regulation S of the U.S. Securities Act. For purposes of Regulation S, "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia. "U.S. Person" includes, with certain exceptions, any partnership or corporation organized or incorporated under the laws of the United States;

         "written order of the Corporation", written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chairman, President, Chief Executive Officer, Chief Financial Officer or Secretary, and may consist of one or more instruments so executed.

Section 1.2       Headings, Etc.

         The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

Section 1.3       Day Not a Business Day.

         In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then, except as otherwise provided herein, such action shall be required to be taken on a Business Day which is the next following day that is a Business Day.

Section 1.4       Currency.

         All references to currency herein shall be to lawful money of Canada unless otherwise expressly specified. Notwithstanding Section 2.8, if for any reason a U.S. dollar amount is required to be converted to a Canadian dollar amount, and vice-versa, it shall be so converted utilizing the noon spot rate posted by the Bank of Canada on the date of the event, transaction, or occurrence giving rise to the conversion.

Section 1.5       Consents of Approvals.

         It shall be a condition hereof that any consent or approval of the Holder required hereby shall be obtained in writing prior to the event for which it is required.

Section 1.6       Expanded Meanings.

         Unless the context otherwise necessarily requires, the following provisions shall govern the interpretation of this Debenture:

         (a) words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

         (b) all references to Sections, Articles, and Schedules are to Sections, Articles, and Appendices to this Debenture;

         (c) references herein to any agreement or instrument shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any enactment, regulation, order, ruling or decision shall be deemed to be references to such enactment, regulation, order, ruling or decision as the same may be re-enacted, varied, amended, modified, supplemented or replaced from time to time; and

         (d) "this Debenture", "the Debenture", "hereto", "herein", "whereby", "hereunder", "hereof" and similar expressions refer to the 5.00% unsecured subordinated convertible debenture due April 30, 2007, to which this Schedule is attached and to the Schedules attached thereto, taken as a whole, and not to any particular Article, Section, subsection, paragraph, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto and every debenture issued in replacement hereof.

Section 1.7       Interpretation of "Outstanding".

         This Debenture shall be deemed to be outstanding until the later of the date on which:

         (a) monies or securities for the payment of all amounts owing to the Holder hereunder shall have been paid and delivered to the Holder whether on, after or prior to the Maturity Date;

         (b) the obligations of the Corporation hereunder shall have been duly performed as herein contemplated, or otherwise discharged to the satisfaction of the Holder; and

         (c) the Principal Sum has been converted by the Holder to Common Shares in accordance with Article 4, or converted by the Corporation to Common Shares in accordance with Article 5;

Section 1.8       Appendices.

         The following are the Appendices annexed to and incorporated in this Debenture by reference to their respective numbers as given below and which are deemed to be part hereof:

         Appendix 1 - Conversion Notice

         Appendix 2 - Form of Debenture Holder Agreement

                                  ARTICLE 2

                                   INTEREST

Section 2.1       Interest on Principal Sum.

         The Corporation shall pay to the Holder, by depositing to the Payment Account, Interest on the Principal Sum at a rate equal to the Interest Rate. Such Interest is payable in arrears on each Interest Payment Date for the Interest Period immediately concluded, which includes such Interest Payment Date, and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of 365 days.

Section 2.2       Payment of Interest.

         As Interest on this Debenture becomes due, the Corporation shall, on each Interest Payment Date, cause to be deposited to the Payment Account an amount equal to such Interest in immediately available funds.

Section 2.3       Payment of Overdue Interest.

         The Corporation shall, on demand, pay to the Holder by depositing to the Payment Account, interest on all overdue payments in connection with this Debenture from the date any such payment becomes overdue and for so long as such amount remains unpaid at a rate per annum which is equal to the Interest Rate. Interest at the Interest Rate on overdue amounts shall be computed daily, compounded monthly and shall be payable both before and after default, maturity, and judgement.

Section 2.4       Compliance with the Interest Act (Canada).
         For the purposes of this Debenture, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be paid and divided by the number of days used in the basis of such determination.

Section 2.5       Withholding Tax.

         If the Corporation is obliged to withhold any payment hereunder on account of present or future taxes, duties, assessments or other governmental charges, it shall make such withholding or deduction and pay the balance owing to the Holder.

Section 2.6       Interest Generally.

         The theory of deemed reinvestment shall not apply to the calculation of Interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Debenture, and all Interest and fees payable by the Corporation to the Holder shall accrue from day to day and be computed as described herein.

Section 2.7       Time, Place and Currency of Payment.

         Payments of principal, (including the Principal Sum) Interest, fees and all other amounts payable by the Corporation pursuant to this Debenture shall be paid at or before 3:00 p.m. (Toronto time) on the day such amount is due. If any such day is not a Business Day such amount shall be deemed for all purposes of this Debenture to be due on the next immediately following day that is a Business Day. All payments shall be made to the Payment Account.

Section 2.8       Judgement Currency.

         If, for the purpose of calculating the amount of any judgement in any court, it is necessary to convert the currency of any obligation giving rise to the judgement (the "First Currency") into another currency (the "Other Currency"), the rate of exchange used shall be that at which the party obtaining such judgement could purchase the First Currency with the Other Currency from the Holder determined at the close of business on the Business Day immediately preceding the day on which judgement is rendered. The obligation of the party making payment on account of any judgement shall, notwithstanding any judgement in such Other Currency, be discharged only to the extent that, on the Business Day following the receipt of any sum paid on account of the judgement in the Other Currency, the recipient could purchase the First Currency from the Holder at 12:00 o'clock noon (Toronto time) on such date. If the value in the Other Currency of the First Currency so purchased or capable of being purchased is less than the sum due to the payee in the First Currency before conversion into the Other Currency, the payor, as a separate and distinct obligation and notwithstanding such judgement or payment, shall indemnify the payee against any loss and, if the value in the Other Currency of the First Currency so purchased or capable of being purchased exceeds the sum originally due to the payee in the First Currency before the conversion into the Other Currency, the payee shall remit such excess to the payor.

                                  ARTICLE 3

                                 SUBORDINATION

Section 3.1       Subordination.

(1) For all purposes of this Debenture Senior Indebtedness" means all Indebtedness for money borrowed by the Corporation, whether outstanding on the date of this Debenture or thereafter created or incurred, unless, in the case of any such Indebtedness, the terms of the instrument evidencing or creating the same specifically provide that such Indebtedness is not superior in right of payment to the Principal Sum and Interest on this Debenture.

(2) The indebtedness payable under this Debenture, including the Principal Sum and Interest hereunder (such indebtedness being hereinafter referred to as "Subordinated Indebtedness"), shall be subordinate and junior in right of payment, to the extent and in the manner set forth herein, to the payment in full of all Senior Indebtedness, and the Holder by its acceptance hereof agrees to and shall be bound by the provisions hereof.

(3) If and whenever at any time, or from time to time, an event of default has occurred and is continuing uncured under, or in connection with, any Senior Indebtedness or any agreement or instrument relating thereto, and written notice of such event of default has been given by or on behalf of one or more holders of such Senior Indebtedness to the Corporation, no payment on account of the Subordinated Indebtedness shall be made to the Holder of this Debenture and such Holder shall not be entitled to receive any payment or benefit whatever on account of the Subordinated Indebtedness, other than upon exercise of the Conversion Right, unless and until all Senior Indebtedness shall have been first paid in full or the holders of all Senior Indebtedness shall have consented to such payment on account of the Subordinated Indebtedness.

(4) Nothing contained herein is intended to or shall impair, as between the Corporation, its creditors, other than the holders of Senior Indebtedness, and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder the Indebtedness represented by this Debenture, including the Principal Sum and Interest, as and when the same shall become due and payable, or affect the relative rights of the Holder and creditors of the Corporation other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by Applicable Law upon Default under this Debenture, subject to the rights, if any, under this Section 3.1 of the holders of Senior Indebtedness in respect of assets of the Corporation received upon the exercise of any such remedy.

(5) By its acceptance hereof, the Holder agrees, acknowledges and accepts that the indebtedness hereunder shall not be secured by any mortgage, pledge, hypothec, charge or other security interest granted in, or over, any of the property or assets of the Corporation.

                                  ARTICLE 4

                         EXERCISE OF CONVERSION RIGHT

Section 4.1       Conversion Right.

(1) Upon delivering a conversion notice to the Corporation substantially in the form provided in Appendix "1", and subject to the terms and conditions of this Article 4, the Holder shall have the right, at its option, at any time, and from time to time prior to the Expiry Date, to convert the Principal Sum, in whole or in whole multiples of $1,000, into fully paid and non-assessable Common Shares at the Conversion Price in effect on the Conversion Date.

(2) The Conversion Right shall entitle the Holder, and the Holder shall have authority to exercise its option at its sole discretion, to receive on the Conversion Date (i) Common Shares, and (ii) all accrued and unpaid Interest on the Principal Sum so converted and any other amount then payable by the Corporation to the Holder hereunder up to the Conversion Date.

(3) The Holder may only exercise the Conversion Right by surrendering to the Corporation, prior to the Maturity Date, this Debenture with a duly completed and conversion notice specifying the following:

         (a) the Principal Sum in respect of which the Conversion Right is being exercised;

         (b) to the extent known, the number of Common Shares which the Holder wishes to acquire (being not more than those which the Holder is entitled to acquire);

         (c) the Person or Persons in whose name or names such Common Shares are to be issued;

         (d) the address or addresses of such Persons;

         (e) the number of Common Shares to be issued to each such Person if more than one is so specified;

         (f) the address where the new Debenture, if any, representing the unconverted portion of the Principal Sum may be sent, if applicable; and

         (g) the Conversion Date for the Debenture being converted, being a date not less than three (3) days nor more than twenty (20) days after the date that the conversion notice is deemed by Section
             15.3 to have been effectively given and received.

(4) Once notice of the exercise of the Conversion Right, in whole or in part, by the Holder is received, or deemed to be received by the Corporation pursuant to Section 15.3, the Holder may not revoke, cancel or otherwise withdraw the giving of notice to exercise its Conversion Right, except with the express, written consent of the Corporation, given prior to the Conversion Date.

Section 4.2       Effect of Exercise of Conversion Right.

(1) Upon the exercise of the Conversion Right pursuant to Section 4.1 and subject to Section 4.3, the Common Shares subscribed for shall be deemed to have been issued and the Person or Persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of record of such Common Shares on the Conversion Date (i) unless the transfer registers of the Corporation shall be closed on such date (including by application of any Applicable Law), or (ii) such notice of conversion is withdrawn, revoked or cancelled in accordance with Section 4.1(4), and in the case of (i) the Common Shares subscribed for shall be deemed to have been issued and such Person or Persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened.

(2) Within five (5) Business Days following the Conversion Date, the Corporation shall cause to be delivered to the Person or Persons in whose name or names the Common Shares have been issued, as specified in the conversion notice referred to in Section 4.1, at the address specified in such notice, a share certificate or certificates for the appropriate number of Common Shares acquired.

Section 4.3       Partial Exercise of Conversion Right; Fractions.

(1) The Holder may elect to convert less than the whole Principal Sum (in whole multiples of $1,000), in which case the Holder upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Debenture in respect of the balance of the Principal Sum which is not converted.

(2) Notwithstanding anything herein contained, including any adjustment provided for in Article 7, the Corporation shall not be required, upon the exercise of the Conversion Right, or the Forced Conversion Right, or upon redemption, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Corporation shall pay to the Holder within five (5) Business Days after the Conversion Date, or Forced Conversion Date, or upon redemption, an amount in lawful money of Canada equal to the Conversion Price of the Common Shares on such date multiplied by an amount equal to the fractional interest of Common Shares such Holder would otherwise be entitled to receive upon such exercise or upon conversion, provided that the Corporation shall not be required to make any payment, calculated as aforesaid, that is less than $1.00.

Section 4.4       Cancellation and Distribution of Debenture.

         Any portion of this Debenture converted under this Article 4 shall forthwith be cancelled by the Corporation and no Debenture shall be issued in substitution for the portion so cancelled as a result of conversion.

Section 4.5       Expiration of Conversion Right.

         At 5:00 p.m. (Toronto time) on the Maturity Date, the Conversion Right shall cease and terminate with respect to any amount of the Principal Sum which has not been converted, and is otherwise outstanding at such time, and for which the conversion notice described in Section 4.1 was not duly and properly given before such time, except to the extent that the Holder has not received certificates representing the Common Shares issued, or has not received payment for any fractional Common Shares pursuant to Section 4.3(2), upon due exercise of the Conversion Right prior to 5:00 p.m. (Toronto time) on the Maturity Date, in which instances the Holder's rights hereunder shall continue until it has received that to which it is entitled hereunder.

Section 4.6       Securities Restrictions.

         Notwithstanding anything herein contained, Common Shares will only be issued pursuant to the Conversion Right in compliance with Applicable Securities Laws.

Section 4.7       Holder Not a Shareholder.

         Nothing in this Debenture shall, in itself, confer or be construed as conferring upon the Holder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

Section 4.8       Charges for Exchange or Transfer.

         The Corporation will from time to time promptly pay or make provision satisfactory to the Holder for the payment of any and all Taxes which may be imposed by Applicable Law with respect to the issuance or delivery of the Common Shares to the Holder upon the exercise of the Conversion Right.

Section 4.9       Common Share Limitation.

(1) The Corporation shall maintain a record of the number of Common Shares issued to Holders of Debentures in the aggregate (i) upon the exercise of the Conversion Right set forth in this Article 4, (ii) as a result of the exercise by the Corporation of its Forced Conversion Right set forth in Article 5, and (iii) as a result of the redemption or purchase for cancellation of any or all Debentures.

(2) Subject to Sections 4.9(3) and 4.9(4), the Corporation shall be limited to issuing, in the aggregate under the Debentures, only 3,000,000 Common Shares upon the exercise of the Conversion Right, the Forced Conversion Right, or upon the redemption of any or all Debentures, which limitation the Holder hereby acknowledges.

(3) In the event that the due exercise of the Conversion Right would result in the Corporation having issued more than 3,000,000 Common Shares in the aggregate to Holders of the Debentures, the Corporation shall take all action necessary (including the calling and holding of a meeting of Shareholders), to permit it to duly and lawfully issue more than 3,000,000 Common Shares. The costs of complying with this section shall be borne entirely by the Corporation.

(4) In the event that the proposed exercise of the Forced Conversion Right by the Corporation, or the proposed redemption of any or all Debentures would result in the Corporation having issued more than 3,000,000 Common Shares in the aggregate hereunder, such proposed action shall only be permitted to the extent no more than 3,000,000 Common Shares are issued less the number of Common Shares into which the Debentures which remain outstanding after such Forced Conversion Right or redemption are convertible in accordance with the Conversion Right.

(5) In the event the Conversion Price is adjusted pursuant to Article 7, the aggregate number of Common Shares issuable by the Corporation hereunder, being 3,000,000 on the date hereof, shall also be rateably and equitably adjusted.

                                  ARTICLE 5

                               FORCED CONVERSION

Section 5.1       Forced Conversion Right

(1) Subject to the terms and conditions otherwise set forth herein, the Corporation shall have the right (the "Forced Conversion Right"), at its option, at any time, and from time to time, prior to the Maturity Date, to give notice to all Holders of Debentures of the forced conversion of all then outstanding Principal Sums, into fully paid and non-assessable Common Shares at the Conversion Price in effect on the Forced Conversion Date.

(2) The Forced Conversion Right may only be exercised by the Corporation if, during any consecutive twenty (20) Trading Day period ending on the day immediately prior to the giving of the notice required by Section 5.1(3), the closing price of the Common Shares on the TSE, for each such Trading Day, shall have been no less than the Forced Conversion Price.

(3) Subject to fulfilling the requirement set forth in Section 5.2(2), the Corporation may exercise the Forced Conversion Right by giving to all Holders of Debentures, at any time after the condition set forth in Section 5.2(2) shall have been satisfied, and prior to the Maturity Date, written notice specifying the following:

         (a) that the Corporation is exercising its Forced Conversion Right in respect of the Principal Sum then outstanding under all Debentures;

         (b) the twenty (20) consecutive Trading Days during which the closing price of Common Shares on each such day was no less than the Forced Conversion Price;

         (c) the number of Common Shares to be issued to each Holder upon exercise of the Forced Conversion Right;

         (d) the Forced Conversion Date for the Debentures being converted, being a date not less than ten (10) days nor more than thirty
             (30) days after the date that the notice is deemed by Section
             15.3 to have been effectively given and received; and

         (e) the address to which the Debenture must be delivered by the Holder to the Corporation for cancellation.

Section 5.2       Exercise of Forced Conversion Right.

(1) The Holder may, at any time prior to 5:00 p.m. (Toronto time) on the day immediately prior to the Forced Conversion Date, whether notice of the exercise of the Forced Conversion Right having been received or deemed to have been received, or not, exercise the Conversion Right set forth in Article 4, in full in which case the conversion of all the then outstanding Principal Sum under such Debenture shall be governed by Article 4, and this Article 5 shall have no effect on such conversion.

(2) Upon the exercise of the Forced Conversion Right on the Forced Conversion Date, if a Holder shall have not exercised its Conversion Right, the Holder shall be deemed to have become the holder or holders of record of such Common Shares on the Forced Conversion Date, as set out in the notice required by Section 5.1(3) unless the transfer registers of the Corporation shall be closed on such date (including by application of any Applicable Law), in which case the Common Shares acquired shall be deemed to have been issued and such Person or Persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened. At such time, the Holder shall cease to have any rights or to receive any benefits whatsoever under the Debenture, except (i) the right to receive a certificate representing the Common Shares converted under this Article, and (ii) the right to receive accrued and unpaid Interest on the Principal Sum so converted to the Forced Conversion Date.

(3) Within five (5) Business Days after the Forced Conversion Date, the Corporation shall cause to be delivered to the Holder, or its designated agent, a share certificate or certificates for the appropriate number of Common Shares acquired.

(4) Within five (5) Business Days after the Forced Conversion Date, the Holder shall cause to be delivered to the Corporation for cancellation, at the address specified in the notice, this Debenture.

(5) The Corporation shall concurrently with the delivery of the share certificate described in Section 5.2(3) pay in cash to the Holder all Interest accrued on the Principal Sum so converted to the Forced Conversion Date. For greater certainty, any Interest owing under the Debenture may not be paid in Common Shares.

Section 5.3       Cancellation and Distribution of Debenture.

         Once this Debenture has been converted to Common Shares under this
Article 5, it shall forthwith be cancelled by the Corporation and no Debenture shall be issued in substitution therefor.

Section 5.4       Securities Restrictions.

         Notwithstanding anything herein contained, Common Shares will be issued pursuant to the Forced Conversion Right in compliance with Applicable Securities Laws and the limitation set forth in Section 4.9.

                                  ARTICLE 6

                  REDEMPTION and REPAYMENT BY THE CORPORATION

Section 6.1       Limited Right of Redemption.

         The Debenture is not redeemable by the Corporation at any time prior to the Business Day that is three (3) years following the Debenture Issue Date and thereafter only if notice of redemption has been given in accordance with and subject to the provisions of this Article 6, and the conditions to redemption set out herein have occurred and are existing, as the case may be.

Section 6.2       Notice of Redemption by the Corporation.
         Notice of intention of the Corporation to redeem all or any portion of this Debenture pursuant to Section 6.1 must be given by the Corporation to the Holder at least twenty-five (25) Trading Days prior to the date of redemption specified in such notice. The Debenture and then outstanding Principal Sum may be redeemed by the Corporation in whole, or in multiples of $1,000. The notice of redemption required by this section shall specify the
(a) Redemption Date, (b) the Redemption Amount, indicating the Principal Sum thereof and Interest, separately, in respect of which the right of redemption is being exercised, and (c) subject to Section 6.6, whether the redemption is to occur in cash, Common Shares, or a combination of the cash and Common Shares, provided that Interest is only payable in cash. After giving a Notice of Redemption, the Holder may continue to exercise the Conversion Right with respect to all or part of the Principal Sum to be redeemed prior to the Redemption Date fixed for redemption in which case the Corporation's right of redemption shall be extinguished to the extent of the Principal Sum so converted by the Holder prior to the Redemption Date.

Section 6.3       Debenture Due on Redemption Date.

         Upon a notice having been given and subject to the Holder exercising its Conversion Right prior to the Redemption Date as provided in Section 6.2, the portion of this Debenture so called for redemption shall thereupon be and become due and payable at the Redemption Amount, on the Redemption Date, in the same manner and with the same effect as if it were the Maturity Date specified in this Debenture, and from and after such Redemption Date, if the cash, or cash and Common Shares, as the case may be, necessary to redeem this Debenture shall have been paid to the Holder as herein provided, this Debenture shall not be considered as outstanding hereunder to the extent of the Principal Sum redeemed, and Interest on the Principal Sum so redeemed, shall cease to accrue after such date.

Section 6.4       Payment of Redemption Amount.

         Upon this Debenture having been called for redemption as hereinbefore provided, the Corporation shall, on the Redemption Date fixed in the notice of the redemption thereof, pay the Redemption Amount to the Holder by deposit to the Payment Account of cash, as set out in the notice of redemption, and where Common Shares are to be issued to pay the Redemption Amount, the Corporation shall, within five (5) Business Days after the Redemption Date, cause to be delivered to the Holder, a share certificate or certificates for the appropriate number of Common Shares acquired.

Section 6.5       Partial Redemption of Debenture.

         If this Debenture is called for redemption in part only, for the purposes of this Article 6, unless the context otherwise requires:

         (a) references to this Debenture shall be deemed to include any such part of the Principal Sum of this Debenture which has been called for redemption; and

         (b) upon surrender of the Debenture for payment as required by
             Section 6.7, the Holder shall be entitled to receive, without expense to the Holder, a new Debenture for the unredeemed part of the Debenture so surrendered, and the Corporation shall execute and deliver such new Debenture of the Holder.

Section 6.6       Redemption in Common Shares.

(1) The Corporation may pay any or all of that portion of the Redemption Amount representing the Principal Sum to be redeemed by issuing to the Holder a number of Common Shares that is equal to the quotient resulting from dividing that portion of the Redemption Amount representing the Principal Sum which is to be redeemed in Common Shares by the Common Share Redemption Price.

(2) The Common Share Redemption Price shall be equal to 95% of the Twenty Day Weighted Average Trading Price determined as of the Trading Day immediately prior to the date of redemption.

(3) Notwithstanding the foregoing, the Corporation may only satisfy all or part of the Redemption Amount by issuing Common Shares if on the Trading Day immediately prior to the date of redemption, the closing price of the Common Shares on the TSE or such other exchange or market selected by the Directors shall have been no less than 120% of the Conversion Price then in effect on such date.

Section 6.7       Surrender of Debenture for Cancellation.

         If all or any portion of the Principal Sum due hereunder shall be paid under this Article 6 before the Expiry Date, the Holder shall surrender this Debenture for cancellation, and no Debenture shall be issued in substitution therefor for the portion of Principal Sum so redeemed.

Section 6.8       Failure to Surrender Debenture Called for Redemption.

         If this Debenture is called for redemption in whole or in part and the amount required to be paid pursuant hereto is paid or deposited as contemplated herein, and whether or not the Holder shall have surrendered the Debenture for endorsement as to the amount of repayment or for cancellation, as the case may be, prior to the date fixed for redemption, such payment shall for all purposes be and be deemed to be a payment to the Holder of the Redemption Amount and, to the extent of the Redemption Amount, this Debenture shall thereafter not be considered as outstanding hereunder and the Holder shall have no right in respect thereof.

Section 6.9       Cancellation and Destruction of Debenture.

         Any portion of this Debenture redeemed under this Article 6 shall forthwith be cancelled by the Corporation and no Debenture shall be issued in substitution for the portion so cancelled.

Section 6.10      Repayment at the Maturity Date.

         This Debenture shall be repayable in full as to the Principal Sum, together with all accrued and unpaid Interest then outstanding hereunder, as well as any and all other sums then payable by the Corporation to the Holder hereunder, on the Maturity Date, provided that the Corporation may repay any or all of the sums due on the Maturity Date in Common Shares, if it shall have given to the Holder no less than thirty (30) Trading Days notice of its intention to do so, failing which repayment on the Maturity Date shall be in cash only. The number of Common Shares to be issued by the Corporation on the Maturity Date, in satisfaction of its obligations under this Section 6.10 shall be equal to the quotient resulting from dividing the Principal Sum to be satisfied by the issuance of Common Shares by 95% of the Twenty Day Weighted Average Trading Price for the period ending on the fifth Trading Day immediately prior to the Maturity Date.

                                  ARTICLE 7

                        ADJUSTMENT OF CONVERSION PRICE

Section 7.1       Adjustment of Conversion Price

         The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

         (a) if and whenever at any time during the Adjustment Period, the Corporation shall:

             (i) subdivide, redivide or change its outstanding Common Shares into a greater number of such shares; or

             (ii) reduce, combine or consolidate its outstanding Common Shares into a smaller number of such shares;

                  the Conversion Price in effect on the effective date of such subdivision, redivision, change, reduction, combination or consolidation, as the case may be, shall in the case of the events referred to in (i) above, be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or change, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation in each case by multiplying the Conversion Price in effect on such effective date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such date and the denominator shall be the total number of Common Shares outstanding immediately after such date. Such adjustment shall be made successively whenever any event referred to in this Section 7.1(a) shall occur;

         (b) if and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than the Twenty Day Weighted Average Trading Price on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Twenty Day Weighted Average Trading Price on such record date, less the fair market value (as determined by the Directors, subject to Section 7.4) of such rights, options or warrants, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Twenty Day Weighted Average Trading Price provided that

             (i) any Common Shares owned by or held for the account of the corporation or any subsidiary shall be deemed not to be outstanding for the purpose of any such computation;

             (ii) such adjustment shall be made successively whenever such a record date is fixed;

             (iii) to the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be;

         (c) if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class, whether of the Corporation or any other corporation (including stock dividends), (ii) rights, options or warrants (excluding those referred to in Section 7.1(b)); (iii) evidences of its indebtedness or (iv) assets (including cash) of the Corporation, then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Twenty Day Weighted Average Trading Price on such record date, less the fair market value (as determined by the Directors, subject to Section 7.4 of such shares, rights, options, warrants, evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Twenty Day Weighted Average Trading Price provided that:

             (i) Common Shares owned by or held for the account of the Corporation or any subsidiary shall be deemed not to be outstanding for the purpose of any such computation;

             (ii) such adjustment shall be made successively whenever such a record date is fixed;

             (iii)to the extent that such distribution is not so made, the
                  Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be;

         (d) if and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in
             Section 7.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, the Holder shall, upon the exercise of the Conversion Right, be entitled to receive and shall accept, in lieu of the number of shares then sought to be acquired by it, the number of Common Shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Conversion Right and a contemporaneous and equal adjustment shall be made to the Conversion Price;

         (e) in any case in which Section 7.1(b) or 7.1(c) require that an adjustment be made to the Conversion Price, no such adjustment shall be made if, subject to the prior approval of applicable stock exchanges the Holder receives the rights, options or warrants referred to in Section 7.1(b) or the share rights, options, warrants, evidences of indebtedness or assets referred to in Section 7.1(c), as the case may be, in such kind and number as it would have received if it had been a holder of Common Shares on the applicable record date or effective date, as the case may be, by virtue of the Principal Sum having then been converted into Common Shares at the Conversion Price in effect on the applicable record or effective date, as the case may be;

         (f) the adjustments provided for in this Section 7.1 are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 7.1.

         (g) if, in the opinion of the Directors, the provisions of this
             Section 7.1 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the Holder in accordance with the intent and purposes hereof, the Directors shall make any adjustment in such provisions for the benefit of the Holder as the Directors deem appropriate.

Section 7.2 Entitlement to Securities on Exercise of Conversion Right or Forced Conversion Right.

         All shares of any class or other securities which the Holder is at the time in question entitled or obligated to receive on the exercise of the Conversion Right or Forced Conversion Right, whether or not as a result of adjustments made pursuant to this Article 7, shall, for the purposes of the interpretation of this Debenture, be deemed to be shares which the Holder is entitled or obligated to acquire pursuant to the exercise of the Conversion Right or Forced Conversion Right.

Section 7.3       No Adjustment for Stock Options.

         Notwithstanding anything in this Article 7, no adjustment shall be made in the Conversion Price if the issue of Common Shares is being made pursuant to this Debenture or pursuant to any stock option plan in force from time to time for directors, officers or employees of the Corporation.

Section 7.4       Determination by Corporation's Auditors.

         In the event of any question arising with respect to the adjustments provided for in this Article 7, such question shall be conclusively determined by the Corporation's Auditors, or if such auditors are unable or unwilling to act, such other firm of chartered accountants mutually acceptable to the Corporation and the Holder, who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Holder and all other Persons interested therein.

Section 7.5       Proceedings Prior to any Action Requiring Adjustment.

         As a condition precedent to the taking of any action which would require an adjustment in any of the conversion rights pursuant hereto, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Counsel to the Corporation, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise of the Conversion Right in accordance with the provisions hereof.

Section 7.6       Certificate of Adjustment.

         The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 7, deliver a certificate of the Corporation to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 7.7       Notice of Special Matters.

         The Corporation covenants that it will give notice to the Holder of its intention to fix a record date that is prior to the Expiry Date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares or for the payment of any cash dividend, stock dividend or other distribution on its Common Shares. Such notice shall specify the particulars of such event, the record date for such event and, if prepared or available as at the date that such notice is required to be given pursuant to this Section 7.7, such notice shall be accompanied by the material (i.e., proxy circulars, information booklets etc.) sent to the holders of Common Shares in respect of the event in question, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than ten (10) days prior to such applicable record date.

                                  ARTICLE 8

                         COVENANTS OF THE CORPORATION

Section 8.1       Positive Covenants.

         The Corporation covenants with the Holder that while any Principal Sum remains outstanding under this Debenture it shall:

         (a) Payment and Performance: duly and punctually pay all amounts due by it hereunder, and shall perform all other obligations on its part to be performed under the terms of this Debenture at the times and places and in the manner provided for herein;

         (b) Corporate Existence: maintain its corporate existence in good standing under the laws of the Province of Ontario;

         (c) Insurance: maintain in full force and effect such policies of insurance in such amounts issued by insurers of recognized standing covering its properties and operations, as are customarily maintained by Persons engaged in the same or similar business in the localities where its properties and operations are located;

         (d) Conduct of Business and Compliance With Applicable Laws:

             (i) carry on and conduct its business in the ordinary course in compliance with all Applicable Laws and in accordance with industry practice; and

             (ii) punctually observe and perform all of its obligations and shall pay and discharge all amounts payable under or by virtue of any lease, licence, concession, franchise or right held by it so long as the same is of commercial value and beneficial to it, and during such time shall not suffer or permit any default for which any such lease, licence, concession, franchise or right might be terminated, so that its interests therein may at all times be preserved unimpaired; provided, however, that nothing herein contained shall require the Corporation to make any such payments or to observe any such obligations so long as the Corporation shall in good faith contest its liability therefor;

         (e) Payment of Taxes:

             (i)  file all income tax returns which are required to be filed;
                  and

             (ii) pay or make provision for payment (in accordance with GAAP)
                  of all Taxes which are due and payable, or will provide adequate reserves (in accordance with GAAP) for the payment of any Tax, the payment of which is being contested in good faith;

         (f) Maintenance of Books and Records: keep proper and adequate records and books of account in which true and complete entries will be made in a manner sufficient to enable the preparation of financial statements in accordance with GAAP;

         (g) Notice of an Event of Default: provide the Holder with prompt written notice of the occurrence of any Event of Default;

         (h) Additional Information: furnish to Counsel retained by the Holder, on request (acting reasonably), any additional information regarding its business, affairs, operations, properties, assets and financial condition, provided however, that the Corporation shall not be obligated to provide the Holder with confidential information without the Holder entering into a confidentiality agreement on terms acceptable to the Corporation, acting reasonably;

         (i) Inspections by the Holder: allow the Holder at any reasonable time to enter the premises of the Corporation to inspect the books and records of the Corporation, and shall permit the Holder prompt access to such other persons as the Holder may deem necessary or desirable for the purposes of inspecting or verifying any matters relating to any part of the premises or the books and records of the Corporation, provided that any information so obtained shall be kept confidential, save as required by the Holder in exercising its rights hereunder or pursuant to any Applicable Law.

         (j) Share Capital:

             (i) reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Conversion Right;

             (ii) cause the Common Shares and the certificates representing the Common Shares, from time to time acquired pursuant to the exercise of the Conversion Right, to be duly issued and delivered in accordance with the terms hereof;

             (iii)ensure that all Common Shares which shall be issued upon the exercise of the Conversion Right be issued as fully paid and non-assessable;

             (iv) ensure that all Common Shares otherwise issued hereunder be issued as fully-paid and non-assessable; and

         (k) Regulatory Filings: the Corporation shall make available to the Holder, at the Holder's request, all financial statements, proxy statements, information circulars, prospectuses, notices and other documentation required to be provided by Applicable Securities Laws to its Shareholders.

Section 8.2       Negative Covenants of the Corporation.

         The Corporation covenants with the Holder that it shall not without having first obtained the permission of the Holders of Debentures in accordance with Article 14:

         (a) Change of Business: change in any material respect the nature of its business or operations from the development and sale of medical imaging software and related products and services;

         (b) Prohibited Disposition: directly or indirectly sell, transfer, assign, abandon, surrender, exchange, lease, sublease, convey or otherwise dispose of all, or substantially all, of its property, assets, and undertakings provided, however, that the Corporation may sell all or any part of the common shares it owns in Surgical Navigation Specialists Inc. without restriction and without having first obtained the permission of the Holders of Debentures; and

         (c) Corporate Changes: amend, modify, or otherwise change the articles of incorporation of the Corporation (and all amendments thereto), or the by-laws of the Corporation (and all amendments thereto).

                                  ARTICLE 9
                                   DEFAULT


Section 9.1       Events of Default.

         An Event of Default shall occur upon the happening of any one or more of the following events, namely:

         (a) if the Corporation defaults in payment of the Principal Sum when the same becomes due and payable under this Debenture;

         (b) if the Corporation defaults in payment of any Interest due under this Debenture when the same becomes due and payable, and any such default continues uncured for a period of sixty (60) days;

         (c) if the Corporation (i) makes a general assignment for the benefit of creditors, (ii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent,
             (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iii) takes any corporate action to authorize any of the above actions;

         (d) if the Corporation shall breach or otherwise fail to perform or observe any other covenant, term or condition contained in this Debenture, and the breach is not cured after sixty (60) days written notice by the Holder to the Corporation;

         (e) expropriation of all, or substantially all of the assets of the Corporation;

         (f) the Corporation ceases to carry on business as presently conducted by it; and

         (g) if a custodian or a Receiver, or any other officer with similar powers is appointed for the Corporation or for any part of its property and assets which, in the reasonable opinion of the Holder, is a substantial part.

Section 9.2       Acceleration.

         Upon the occurrence of an Event of Default, the Holder may by notice in writing to the Corporation declare the Principal Sum and all accrued Interest thereon, and all other amounts owing hereunder, to be immediately due and payable and the same shall become immediately due and payable to the Holder and the Corporation shall forthwith pay the same to the Holder, failing which all rights and remedies of the Holder hereunder or at law or equity in respect of such non-payment shall become enforceable.

Section 9.3       Remedies Not Exclusive.

         No right, power or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy shall, to the extent permitted by Applicable Law, be cumulative and shall be in addition to every other right, power or remedy given hereunder or now or hereafter existing at law, in equity or by statute. The Holder shall have the power to waive any Default or Event of Default, provided such waiver is obtained in accordance with Article 14, and shall not constitute a waiver of any other or subsequent Default or Event of Default. No delay or omission of the Holder or Holders in the exercise of any right, power or remedy accruing upon any Default or Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Every right, power and remedy given to the Holder by this Debenture or under Applicable Law may be exercised from time to time and as often as may be deemed expedient by the Holder. In case the Holder shall have proceeded to enforce any right under this Debenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Holder, then and in every such case, the Corporation and the Holder shall, without any further action hereunder, to the full extent permitted by Applicable law, subject to any determination in such proceedings, severally and respectively, be restored to their former positions and rights hereunder and thereafter all rights, remedies and powers of the Holder shall continue as though no such proceeding had been taken.

Section 9.4       Power of Attorney.

         The Corporation hereby irrevocably constitutes and appoints the Holder its true and lawful attorney and agent, with full power and authority in the Corporation's name, place and stead from time to time to do all acts and things and execute and deliver all share transfers, certificates, proxies, resolutions, consents, assignments, transfers, conveyances and agreements, in such form as the Holder, acting reasonably, considers necessary or desirable to do all things which the Corporation is required to sign, execute and do hereunder if the Corporation has failed to sign, execute or do the same and generally to use the name of the Corporation, as applicable, in the exercise of all or any of the powers hereby conferred on the Holder, with full powers of substitution and revocation, provided that this power of attorney may not be exercised the Holder until an Event of Default shall have occurred. Such appointment and power of attorney is hereby declared by the Corporation to be an irrevocable power coupled with an interest.

Section 9.5       Application of Monies.

         Subject to Applicable Law, all monies collected or received by the Holder pursuant to or in exercise of any right or remedy shall be applied on account of the amounts outstanding hereunder in such manner as the Holder deems best or, at the option of the Holder, or released to the Corporation, all without prejudice to the liability of the Corporation or the rights of the Holder hereunder, and any surplus shall be accounted for as required by law.

                                  ARTICLE 10

                          INCREASED COST AND EXPENSES

Section 10.1      Expenses.

         Unless stated to the contrary, all statements, reports, certificates, opinions and other documents or information required to be furnished to the Holder by the Corporation under this Debenture shall be supplied by the Corporation without cost to the Holder. If the Corporation fails to pay any amounts required to be paid by it under this Debenture or if the Corporation fails to observe or perform any of the covenants and obligations set forth in this Debenture to be observed or performed by it, the Holder may, but shall be under no obligation to, pay such amounts or do such acts or things as may be required to ensure such observance and performance, without waiving any of its rights under this Debenture. No such payment, act or thing done by the Holder shall relieve the Corporation from any Default under this Debenture or the consequences of such Default. The Corporation shall reimburse the Holder for any such payments made or reasonable expenditures incurred by the Holder in connection with ensuring the observance and performance of any of the covenants or obligations under this Debenture, other than expenses for management time and other expenses detailed below, as such expenses are incurred. All other reasonable expenses (including the cost of any insurance and payment of Taxes or other charges and legal fees and expenses on a solicitor-client, basis) paid by the Holder shall be deemed advanced to the Corporation by the Holder, shall become party of the Obligations, and shall, from the time they are paid by the Holder until repaid by the Corporation, bear interest at the Interest Rate.

                                  ARTICLE 11

                            SUPPLEMENTAL DEBENTURES

Section 11.1      Supplemental Indentures.

         From time to time the Corporation may, and it shall, when required by this Debenture, execute, acknowledge and deliver, by its proper officers, indentures supplemental hereto or in replacement hereof, as the case may be, which thereafter shall form part hereof in the case of a supplemental indenture, for any one or more of the following purposes:

         (a) evidencing the succession, or successive successions, of other corporations to the Corporation, and the terms, provisions, conditions, covenants and obligations assumed by any such successor;

         (b) evidencing the remaining Principal Sum where a partial conversion, redemption or repurchase occurs; and

         (c) for any other purpose not inconsistent with the terms of this Debenture.

Section 11.2      No Amendment or Waiver.

         Notwithstanding any other provisions of this Debenture, no amendment or waiver of any provisions of this Debenture, nor consent to any departure by the Corporation therefrom (except as described in Article 13), shall in any event be effective unless the same shall be obtained in the manner, and on the terms and conditions set forth in Article 14, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given and shall not extend to or be taken in any manner whatsoever to affect any subsequent breach or Default or to affect the rights of the Holders resulting therefrom.

                                  ARTICLE 12

                    REGISTRATION AND TRANSFER OF DEBENTURE

Section 12.1      Register of the Debenture.

(1) The Corporation shall keep or cause to be kept a register in which the Holder or Holders of the Debentures shall be registered. The name and address of each Holder of the Debenture and particulars of the Debenture held shall be entered in the register. For the purposes of this Debenture, the Corporation may treat the registered owner of this Debenture as the beneficial owner thereof for all purposes, unless otherwise notified.

(2) The Corporation shall have full power and authority to appoint, at any time, and at its sole discretion, an agent or trustee to maintain the register of Holders of the Debentures. Where the Corporation appoints an agent or trustee to maintain the register of holders of Debentures, the Holder agrees to execute and deliver all such agreements, indentures, and other documents required by such agent or trustee. The Corporation shall pay all costs associated with appointing an agent or trustee to maintain the register of Holders of Debentures, and all on-going costs.

Section 12.2      Transfer of the Debentures.

         This Debenture or part hereof is transferable and assignable by the Holder to any other Person at any time provided that (i) any transfer or assignment of the Principal Sum, in whole or in part, occurs in multiples of $1,000, and (ii) the transferee of all or any portion of this Debenture, contemporaneously with the occurrence of such transfer, executes and otherwise agrees to be bound by, the Debenture Holder Agreement. The Holder acknowledges and understands that the transfer or assignment of all or part of the Principal Sum is subject to Applicable Securities Laws, and may only be effected upon compliance with such laws.

Section 12.3      U.S. Transferee.

         This Debenture and the Common Shares issuable upon exercise of the Conversion Right or otherwise under this Debenture have not been registered under the U.S. Securities Act, or any other Applicable U.S. Securities Laws, and may not be transferred in the United States or to a U.S. Person unless this Debenture and the Common Shares issuable upon exercise of the Conversion Right or otherwise under this Debenture have been registered under the U.S. Securities Act and any other Applicable U.S. Securities Laws or an exemption from such registration requirements is available.

Section 12.4      Exchange of Debentures.

         Any one or more Debentures may, upon compliance with the reasonable requirements of the Corporation (including compliance with Applicable Securities Laws), be exchanged for one or more other Debentures representing the same aggregate Principal Sum as represented by the Debenture so exchanged. Any Debenture tendered for exchange shall be cancelled and surrendered by the Holder to the Corporation.

Section 12.5      Replacement Debenture.

         If this Debenture becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to Applicable Law, shall issue and deliver, a new debenture of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of this Debenture. The Holder shall bear the cost of the issue of a replacement Debenture and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of this Debenture as shall be satisfactory to the Corporation, in its sole discretion, and the Holder may also be required to furnish an indemnity in amount and form satisfactory to the Corporation, its sole discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

                                  ARTICLE 13

                           PURCHASE FOR CANCELLATION

Section 13.1      Purchase for Cancellation

         At any time prior to the Maturity Date, and subject to Applicable Laws (including the rules, regulation, policies and by-laws of the TSE), the Corporation may purchase any Principal Sum of Debentures for cancellation, at any price, by tender, by private contract, or any other means permitted at law, subject only to the consent of the Holder of such Debenture having been obtained, which consent, in the case of a single Holder, may be obtained without resort to Article 14.

                                  ARTICLE 14

                       MEETINGS OF HOLDERS OF DEBENTURES

Section 14.1      Right to Convene Meeting.

         The Corporation may at any time and from time to time convene a meeting of the Holders of the Debentures. The Corporation shall, from time to time, convene such a meeting upon receiving a Meeting Request. If within twenty-one (21) Business Days of receiving a Meeting Request, the Corporation shall have not called a meeting of Holders of Debentures, then those Holders of Debentures signing the Meeting Request may organize and convene such a meeting on the terms and conditions of this Article 14 as though such Holders were the Corporation, and the Corporation shall pay all reasonable costs associated with the convening and organizing of a meeting by such Holders of Debentures. Every such meeting shall be held in the City of Toronto, Ontario, Canada or at such other place in the Province of Ontario as the Holders may determine.

Section 14.2      Notice of Meetings.

         At least twenty-one (21) days notice of any meeting shall be given to the Holders of Debentures by the Corporation. Such notice shall state the time when, and the place where, the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any Holder of Debentures shall not invalidate any resolution passed at any such meeting.

Section 14.3      Chairman.

         The Holders present in person or by proxy at the meeting shall choose from among their number the chairman of the meeting.

Section 14.4      Quorum.

         At any meeting of the Holders of Debentures a quorum shall consist of one Holder present in person or by proxy and representing at least 50% in Principal Sum of the then outstanding Debentures. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the first Business Day thereafter) at the same time and place and no notice shall be required to be given with respect to such adjourned meeting. At the adjourned meeting the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding, that they may not represent 50% of the Principal Sum of the outstanding Debentures. Any business may be brought before or dealt with at an adjourned meeting, which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

Section 14.5      Power to Adjourn.

         The chairman of any meeting at which a quorum is present may, with the consent of the Holders of a majority in Principal Sum of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 14.6      Show of Hands.

         Every question submitted to a meeting shall, subject to Section 14.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of that fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote with respect to the Debentures, if any, held by him.

Section 14.7      Poll.
         On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Holders or proxies for Holders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the Holders of a majority in Principal Sum of the Debentures represented at the meeting and voted on the poll.

Section 14.8      Voting.

         On a show of hands every person who is present and entitled to vote, whether as a Holder or as proxy for one or more Holders or both, shall have one vote. On a poll each Holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote with respect to each $1,000 Principal Sum of Debentures of which he shall then be the Holder. A proxy need not be a Holder. In the case of joint registered Holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them be present in person or by proxy, they shall vote together with respect to the Debentures of which they are joint registered Holders.

Section 14.9      Persons Entitled to Attend at Meetings.

         The Corporation (by their respective employees, officers and directors) and the legal advisors of the Corporation, and any Holder may attend any meeting of the Holders of Debentures, but shall have no vote as such.

Section 14.10     Ordinary Powers.

         Any resolution or matter placed before Holders at a duly called and held meeting shall be approved provided a simple majority of Holders present or represented by proxy at such meeting, vote in favour, except for the matters set forth in Section 14.11 which shall require approval by Extraordinary Resolution.

Section 14.11     Powers Exercisable by Extraordinary Resolution.

         In addition to the powers conferred upon them by any other provisions of the Debenture or by law, a meeting of the Holders shall have the following powers exercisable from time to time by Extraordinary Resolution:

         (a) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders against the Corporation or against its property, whether such rights arise under the Debentures or otherwise;

         (b) power to assent to any modification of or change in or addition to or omission from or amendment of the provisions contained in the Debenture which shall be agreed to by the Corporation and to authorize the Corporation to concur in and execute any indenture supplemental hereto embodying any modification, change, addition, omission or amendment;

         (c) power to sanction any scheme for the reconstruction, reorganization or arrangement of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof;

         (d) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

         (e) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any company formed or to be formed;

         (f) power, authorize the Corporation to grant extensions of time for payment of Interest on any of the Debentures whether or not the Interest, the payment with respect to which is extended, is at the time due or overdue;

         (g) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Holders; and

         (h) power to waive any Event of Default which remains uncured and continuing at the time of the meeting.

Section 14.12     Meaning of "Extraordinary Resolution".

(1) The expression "Extraordinary Resolution" when used in this Debenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Holders of Debentures (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the Holders of more than 50% in Principal Sum of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/3% of the Principal Sum of Debentures represented at the meeting and voted on a poll upon such resolution.

(2) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 14.13     Powers Cumulative.

         It is hereby declared and agreed that any one or more of the powers of this Debenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time.

Section 14.14     Minutes.

         Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Corporation at its expense, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Holders, shall be prima facie evidence of the matter therein stated and, until the contrary is proved, every such meeting, with respect to the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

Section 14.15     Instrument in Writing.

         All actions which may be taken and all powers that may be exercised by the Holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of 66 2/3% of the Principal Sum of all the outstanding Debentures, by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Debenture shall include an instrument so signed.

Section 14.16     Binding Effect of Resolutions.

         Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Holders of Debentures shall be binding upon all the Holders whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 14.15 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holders shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

                                  ARTICLE 15

                                 MISCELLANEOUS

Section 15.1      Severability.

         If any one or more of the provisions or parts thereof contained in this Debenture should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

         (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

         (b) the invalidity, illegality or unenforceability of any provision or any part thereof contained in this Debenture in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Debenture in any other jurisdiction.

Section 15.2      Governing Law.

         This Debenture shall be deemed to have been made and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The Corporation and the Holder hereby irrevocably submit to the jurisdiction of the courts of the Province of Ontario for any action, suit or any other proceeding arising out of or relating to this Debenture and any other agreement or instrument mentioned therein or any of the transactions contemplated thereby.

Section 15.3      Notices.

         All notices, reports or other communication required or permitted by this Debenture must be in writing and either delivered by hand or by any form of electronic communication by means of which a written or typed copy is produced by the receiver thereof and is effective on actual receipt unless sent by electronic means in which case it is effective on the Business Day next following the date of transmission, addressed to the relevant party, as follows:

         (a) if to the Corporation:

             6509 Airport Road                     Fax: (905) 672-0360
             Mississauga, Ontario
             L4V 1S7

             Attention:  Fraser Sinclair

         (b) if to the Holder:

             National Bank Financial in trust for Fax: (416) 203-0732 628088 British Columbia Ltd.
             212 King Street West
             Suite 201
             Toronto, Ontario
             M5H 1K5
             Attention:  J. Cameron MacDonald

or the last address or telecopier number of the party concerned, notice of which was given in accordance with this Section 15.3.

Section 15.4      Term.

         The provisions of this Debenture shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until discharged in accordance with Section 1.7.

Section 15.5      No Merger or Novation.

         The execution and delivery of this Debenture or of any instruments or documents supplemental hereto shall not operate as a merger of any representation, warranty, term, condition or other provision contained in any other obligation or indebtedness of the Corporation to the Holder.

Section 15.6      Enurement.

         This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Corporation, its successors and permitted assigns.

Section 15.7      Time of Essence.

         Time shall be of the essence hereof.


         IN WITNESS WHEREOF Cedara Software Corp. has caused this Debenture to be signed by its Chief Financial Officer and Secretary as of the 30th day of April, 2002.

                                           CEDARA SOFTWARE CORP.
                                           By:  /s/ FRASER SINCLAIR
                                                --------------------------------
                                                Name:  Fraser Sinclair
                                                Title: Chief Financial Officer
                                                       and Secretary

                                  APPENDIX 1

                               CONVERSION NOTICE

TO:      CEDARA SOFTWARE CORP. (the "Corporation")

         The undersigned hereby exercises its right to acquire common shares in the capital of the Corporation pursuant to the terms of a 5% unsecured subordinated convertible debenture, issued by the Corporation effective as of April 30, 2002, on the terms set therein and herein. Capitalized terms not defined herein shall have the meaning ascribed to such terms in such debenture.

                                      ***

1.       PRINCIPAL SUM TO BE CONVERTED: _____________________________
         (Principal Sums may only be converted in multiples of $1,000 only.)

2.       NUMBER OF COMMON SHARES

         TO BE ACQUIRED:                         _____________________________


3. CONVERSION PRICE: _____________________________

4. PRINCIPAL SUM REMAINING

         FOLLOWING CONVERSION:                   _____________________________



5.       CONVERSION DATE:                            _________________________
         (Must be between three (3) and twenty (20) days following the date of this notice.)


6. NAME AND ADDRESS OF THE PERSON TO WHOM SUCH COMMON SHARES ARE TO BE ISSUED AND DELIVERED:

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________


5. IF THIS CONVERSION IS PARTIAL, THE NAME AND ADDRESS WHERE A NEW DEBENTURE REPRESENTING THE UNCONVERTED PRINCIPAL SUM IS TO BE
         DELIVERED:

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________



DATED this _______ day of ___________________, ______________.




-------------------------------------       ----------------------------------
Signature Guarantee                         (Signature of Debentureholder or
                                             authorized representative)

                                            ----------------------------------
                                             Print Full Name

Note:

1. Once this notice is delivered to the Corporation, the Debentureholder may not revoke, cancel, or otherwise withdraw the giving of this notice, except with the express, written consent of the Corporation.

2. This notice must be accompanied by the Debenture(s) representing the Principal Sums to be converted. Until such delivery the Corporation is under no obligation to deliver, or cause to be delivered, to the Debentureholder, the common shares to be acquired.

3. The Debentureholder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Debenture to the Corporation at its principal office at Cedara Software Corp., 6509 Airport Road, Mississauga, Ontario, L4V 1S7.

                                  APPENDIX 2

                      FORM OF DEBENTURE HOLDER AGREEMENT